Exhibit 99.1

AtlasClear Holdings Enters into New Share Purchase Agreement to Acquire Commercial Bancorp, Parent of Farmers State Bank

Transaction Provides 100% Ownership of a Profitable Federal Reserve Member Bank and Simplifies Legacy Pre-DeSPAC Structure

TAMPA, Fla., February 10, 2026 — AtlasClear Holdings, Inc. (NYSE American: ATCH) (“AtlasClear” or the “Company”), a financial technology holding company focused on building a modern, regulated financial services platform, today announced that it has entered into a definitive Share Purchase Agreement (“SPA”), replacing the previous merger agreement, to acquire all of the outstanding shares of Commercial Bancorp, a Wyoming corporation and the parent company of Farmers State Bank, a profitable, well-capitalized Federal Reserve member bank.

Under the terms of the SPA, AtlasClear will acquire 100% of the outstanding shares of Commercial Bancorp for consideration structured to be predominantly equity-based. The sellers have agreed to accept approximately 73% of the total sale consideration in shares of AtlasClear common stock, underscoring strong alignment with the Company’s long-term growth strategy, with the remainder payable in cash, subject to customary adjustments. Upon closing, Farmers State Bank will be fully consolidated and wholly owned by AtlasClear.

“This updated structure reflects where AtlasClear is today as a public company,” said John Schaible, Executive Chairman of AtlasClear. “The share purchase agreement streamlines the transaction for regulators, preserves cash, aligns incentives through equity ownership, and delivers full ownership of a profitable Federal Reserve member bank that we expect to be accretive and strategically transformative for AtlasClear.”

Craig Ridenhour, President of AtlasClear, added, “As we move forward with our regulatory filings, we believed it was important to modernize the transaction structure. The direct SPA cleans up the original pre-de-SPAC agreement, aligns all interests, and provides a clear path to 100% ownership. We believe this approach best positions the bank for long-term stability while maintaining the culture, discipline, and regulatory standards that have defined its success.”

The acquisition is expected to provide AtlasClear with access to a regulated banking infrastructure, including deposit capabilities, payment rails, and lending functionality, supporting the Company’s long-term strategy to build an integrated clearing, banking, and financial infrastructure platform.

Completion of the acquisition remains subject to customary closing conditions, including receipt of required regulatory approvals from the Federal Reserve Board and the Wyoming Division of Banking, as well as the effectiveness of a resale registration statement covering the shares to be issued in the transaction.

Additional details regarding the transaction will be included in the Company’s Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About AtlasClear Holdings, Inc.

AtlasClear Holdings, Inc. (NYSE American: ATCH) is building a cutting-edge, technology-enabled financial services platform designed to modernize trading, clearing, settlement, and banking for emerging financial institutions and fintechs. Through its subsidiary Wilson-Davis & Co., Inc., a full-service correspondent broker-dealer registered with the SEC and FINRA, and its pending acquisition of Commercial Bancorp of Wyoming, AtlasClear seeks to deliver a vertically integrated suite of brokerage, clearing, risk management, regulatory, and commercial banking solutions. For more information, follow us on LinkedIn or X and visit www.atlasclear.com.

To stay up to date on AtlasClear’s platform strategy and market perspective, subscribe to the Company’s YouTube channel and watch the Clearing the View by AtlasClear video series.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect AtlasClear Holdings’ current views with respect to, among other things, its future operations and financial performance. Forward-looking statements in this communication may be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “proposed,” “predict,” “project,” “seek,” “should,” “target,” “trends,” “will,” “would” and similar terms and phrases. Forward-looking statements contained in this communication include, but are not limited to, statements as to (i) the closing of the Company’s planned acquisition of Commercial Bancorp, including the ability to obtain required regulatory approvals, (ii) the Company’s expectations regarding planned future growth and financial results, (iii) AtlasClear Holdings’ expectations regarding future financings, (iv) AtlasClear Holdings’ expectations as to future operational results, (v) AtlasClear Holdings’ anticipated growth strategy, including its planned acquisition of Commercial Bancorp of Wyoming, and (vi) the financial technology of AtlasClear Holdings. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those anticipated. For additional details regarding risks and uncertainties, please refer to AtlasClear Holdings’ filings with the SEC, including its Form 10-Q for the quarter ended September 30, 2025, and its Annual Report on Form 10-K filed September 29, 2025. AtlasClear Holdings undertakes no obligation to update or revise forward-looking statements, except as required by law.

Company Contact:

AtlasClear Holdings, Inc.

Email: AtlasClearIR@atlasclear.com

Investor Relations Contact:

Jeff Ramson, CEO

PCG Advisory, Inc.

Email: jramson@pcgadvisory.com